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                                                                   EXHIBIT 10.12


$1,500,000.00                                                    August 12, 1997
                                                            San Jose, California

                             SYNAPTICS INCORPORATED

                 SUBORDINATED SECURED NON-RECOURSE PROMISSORY NOTE

      For good and valuable consideration, the receipt of which is hereby acknowledge, SYNAPTICS INCORPORATED, a California corporation (the "Company"), promises to pay to the order of National Semiconductor Corporation (the "Holder"), the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), plus interest thereon, as set forth below, on the earliest to occur of (i) the tenth anniversary date of this Note, (ii) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below), or (iii) upon the sale or liquidation by the Company of any shares of the capital stock of Foveonics, Inc. held by the Company to the extent of, but not exceeding, the amount of cash proceeds received by the Company upon each such sale or liquidation of Foveonics, Inc. capital stock.

      The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject:

      1. Definitions. As used in this Note, the following temps, unless the context otherwise requires, have the following meanings:

            1.1 "Company" shall mean Synaptics Incorporated, a California corporation, and shall include any corporation which shall succeed to or assume the obligations of the Company under this Note.

            1.2 "Noteholder," "Holder," or similar terms, when the context refers to a holder of a note shall mean any person who shall at the time be the holder of this Note.

      2. Interest. Interest shall accrue from the date of this Note on the unpaid principal amount at the rote of six percent (6%) per annum until paid, compounded annually.

      3. Prepayment. The Company may prepay the principal of or interest on this Note at any time without premium or penalty.

      4. Events of Default. If any of the events specified in this Section 4 shall occur (herein individually referred to as an "Event of Default"), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:

            (i) Payment of principal or interest on this Note shall be delinquent for a period of 10 days or more and such delinquency has not been cured by the Company within five days after the Holder has given the Company written notice of such default; or
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            (ii)  If the Company shall fail materially to observe any covenant or other provision contained in this Note (other than with respect to payment) and such failure of observance shall be continuing for 10 days after the Holder has given written notice thereof; or

            (iii) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

            (iv) If, within 60 days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

            (v) Any declared default of the Company under any Senior Indebtedness (as defined below) that gives the holder thereof the right to accelerate such Senior Indebtedness, and such Senior Indebtedness is in fact accelerated by the holder.

      5. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company's Senior Indebtedness, as hereinafter defined.

            5.1 Senior Indebtedness. As used in this Note, the term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on (i) indebtedness of the Company or with respect to which the Company is a guarantor to banks, insurance companies, lease financing institutions or other financial institutions regularly engaged in the business of lending money, which is for money borrowed (or purchase or lease of equipment in the case of lease financing) by the Company (whether or not secured) in the ordinary course of business, and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

            5.2 Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws) sale of all or substantially all of the assets, dissolution, liquidation or any other marshaling of the assets and liabilities of the Company, or if this Note shall be declared due and payable upon the occurrence


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of an event of default with respect to any Senior Indebtedness, then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, except that the Holder shall have the right to proceed against and receive the Securities pledged by the Company as security for this Note pursuant to the Security Agreement between the Company and the Holder dated as of the same date as this Note, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness, or in the instrument under which any Senior Indebtedness is outstanding, permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within 90 days after the happening of such event of default, the maturity of such Senior Indebtedness shall not have been accelerated.

            5.3 Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 5 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 5 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

            5.4 Subrogation. Subject to the payment in full of all Senior Indebtedness and until this Note shall be paid in full, the Holder shall be subrogated to the rights of the holders of Senior Indebtedness (to the extent of payments or distributions previously made to such holders of Senior Indebtedness pursuant to the provisions of Section 5 above) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of this Note; and for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which the Holder would be entitled except for the provisions of this Section 5 shall, as between the company and its creditors, other than the holders of Senior Indebtedness and the Holder, be deemed to be a payment by the Company to or on account of the Senior Indebtedness.

            5.5 Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 5.


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      6.    Security Agreement. The Company will additionally execute and deliver the Security Agreement in the form attached hereto as Exhibit A (the "Security Agreement") as security for the Company's obligation to repay the principal amount and accrued interest on this Note.

      7. Non-Recourse. If the Company fails to pay when due the principal of or interest on this Note, or otherwise fails to comply with any of the provisions of this Note, the Holder's sole remedy shall be to retain the Collateral (as defined in the Security Agreement), and the Company shall have no further obligation to the Holder under this Note or otherwise.

      8.    Miscellaneous.

            8.1 The rights and remedies herein reserved to any party shall be cumulative and in addition to any other or further rights and remedies available at law or in equity. The waiver by any party hereto of any breach of any provision of this Note shall not be deemed to be a waiver of the breach of any other provision or any subsequent breach of the same provision.

            8.2 This Note shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed in the State of California by California residents.

            8.3 This Note and its terms may be changed, waived or amended by the written consent of the Company and the Holder.

            8.4 In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof; but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal, or unenforceable.

            8.5 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or by facsimile, or five days after the date of mailing if mailed, by first class mail, registered or certified, postage prepaid. Notices shall be addressed as follows:

            To Holder at:     National Semiconductor Corporation
                              2900 Semiconductor Drive
                              Santa Clara, CA 95051
                              Attention: General Counsel


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            To Company at:    Synaptics Incorporated
                              2698 Orchard Parkway
                              San Jose, CA 95134
                              Attention: Federico Faggin

or to such other address as a party has designated by notice in writing to the other party in the manner provided by this Section. 8.5.

                             SIGNATURE PAGE FOLLOWS


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      The Company has caused this Note to be duly executed and delivered by its authorized officer as of the date first above written.



                                    SYNAPTICS INCORPORATED



                                    By:    /s/ Federico Faggin
                                       -----------------------------------------

                                    --------------------------------------------
                                    Name:  Federico Faggin
                                         ---------------------------------------
                                    Title: President
                                          --------------------------------------


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